EXHIBIT 1.3

                                   AMENDMENT

                                       TO

                 Agreement and Declaration of Trust, as Amended




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                               PHOENIX SERIES FUND

                        Amendment to Declaration of Trust

         We, the undersigned, being a majority of the members of the Board of Trustees of the Phoenix Series Fund, a Massachusetts business trust organized under a Declaration of Trust dated April 7, 1958, as amended July 28, 1980, February 25, 1982, October 12, 1982, February 25, 1987, October 31, 1987, June 21, 1994, and July 15, 1994, and acting pursuant to ARTICLE VII Section 7.3 of said Declaration of Trust, for the purpose of changing the number of Trustees, hereby further amend said Declaration of Trust, effective November 15, 1995 by deleting the first paragraph of Section 2.1 of ARTICLE II thereof and by inserting in lieu of such paragraph the following paragraph:

"(a) Number and Election. At each meeting for the purpose, the Shareholders shall fix the number of Trustees, to serve until the election and qualification of their successors, and shall at such meeting elect the number of Trustees so fixed. The Trustees serving as such may increase or decrease the number of Trustees to a number other than the number theretofore fixed. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. However, the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (d) of this Section 2.1."

WITNESS our hands this 15th day of November, 1995

                                            /s/ Philip R. McLoughlin
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C. Duane Blinn                              Philip R. McLoughlin


/s/ Robert Chesek                           /s/ James M. Oates
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Robert Chesek                               James M. Oates


/s/ E. Virgil Conway                        /s/ Philip R. Reynolds
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E. Virgil Conway                            Philip R. Reynolds


/s/ Harry Dalzell-Payne                     /s/ Herbert Roth, Jr.
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Harry Dalzell-Payne                         Herbert Roth, Jr.


/s/ Leroy Keith, Jr.                        /s/ Richard E. Segerson
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Leroy Keith, Jr.                            Richard E. Segerson


                           /s/ Lowell P. Weicker, Jr.
                      ------------------------------------
                             Lowell P. Weicker, Jr.